Response to Item 77D


Dividend Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus of Eaton Vance
Dividend Builder Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.